_________________________
501 Riverside Avenue
Suite 500
Jacksonville, Florida 32202
Phone (904) 396-5733




                                                       December 14, 2011


Dear Shareholder:

	I invite you to attend our Annual Meeting of Shareholders, which will be held on Wednesday, February 1, 2012, at 10:00 a.m. in the Riverfront Conference Room at the St. Joe Building, 245 Riverside Avenue, Jacksonville, Florida.

      Details regarding the business to be conducted at the meeting are described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement. At the meeting, I will report on the Company's operations and plans. We also will leave time for your questions.

	We hope that you are able to attend the meeting. Whether or not you plan to attend, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by signing, dating and returning the enclosed proxy card in the enclosed envelope. If you are a shareholder of record and you decide to attend the Annual Meeting, you will be able to vote in person, even if you previously have submitted your proxy.

	Thank you for your ongoing support of Patriot Transportation
Holding, Inc.

                                    Sincerely,





                                    Thompson S. Baker II
                                    President and Chief Executive Officer

                2012 ANNUAL MEETING OF SHAREHOLDERS

           NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                        TABLE OF CONTENTS

Notice of Annual Meeting of Shareholders                              ii

Proxy Statement	                                                       1

Corporate Governance	                                               4

Board Leadership Structure and Committee Membership	               5

Nominating Process	                                               8

Proposal No. 1 - Election of Directors	                               9

Proposal No. 2 - Ratification of Independent Registered Public
    Accounting Firm	                                              11

Proposal No. 3 - Advisory Vote on Executive Compensation	      11

Shareholder Return Performance	                                      11

Compensation Discussion and Analysis	                              12

Compensation Committee Report	                                      20

Executive Compensation	                                              20

Non-Employee Director Compensation	                              25

Related Party Transactions	                                      28

Common Stock Ownership of Certain Beneficial Owners	              29

Common Stock Ownership by Directors and Executive Officers	      29

Audit Committee Report	                                              31

Independent Registered Public Accounting Firm	                      32

Additional Information	                                              32


<PAGE<




                PATRIOT TRANSPORTATION HOLDING, INC.
    501 Riverside Avenue, Suite 500, Jacksonville, Florida 32202



                           NOTICE OF
                ANNUAL MEETING OF SHAREHOLDERS



TIME AND DATE
                10:00 a.m. on Wednesday, February 1, 2012




PLACE
Riverfront Conference Room
                             St. Joe Building
                             245 Riverside Avenue
                             Jacksonville, Florida




ITEMS OF BUSINESS
(1) To elect as directors the three
                                 nominees named in the attached proxy
                                 statement for a 4 year term.
                             (2) To ratify the Audit Committee's
                                 selection of the independent registered
                                 public accounting firm.
                             (3) To hold an advisory vote on executive
                                 compensation.
                             (4) To transact such other business as may
                                 properly come before the meeting and any adjournment.


RECORD DATE
You are entitled
                                 to vote if you were a shareholder of
                                 record at the close of business on Monday, December 12, 2011.




ANNUAL REPORT
Our 2011 Annual Report, which is not part of
                             the proxy soliciting materials, is enclosed.




PROXY VOTING
Please submit a proxy as soon as possible so
                             that your shares can be voted at the meeting in accordance with your instructions. If you are a shareholder of record and you attend the meeting, you may withdraw your proxy and vote in person.




IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON FEBRUARY 1, 2012: This Notice of Annual Meeting and Proxy Statement and the 2011 Annual Report are available on our website at www.patriottrans.com.



					       John D. Milton, Jr.
                                               Corporate Secretary


      This Proxy Statement and Proxy Card are being distributed on or about
                                December 14, 2011.

                                PROXY STATEMENT

       The Board of Directors (the "Board") of Patriot Transportation Holding, Inc. ("Patriot", "we", "us", "our" or the "Company") is soliciting proxies for the Annual Meeting of Shareholders. You are receiving a proxy statement because you own shares of Patriot common stock that entitle you to vote at the meeting. By use of a proxy, you can vote whether or not you attend the meeting. The proxy statement describes the matters we would like you to vote on and provides information on those matters so you can make an informed decision.

       The information included in this proxy statement relates to proposals to be voted on at the meeting, voting process, compensation of directors and our most highly paid officers, and other required information.

Purpose of the Annual Meeting

	The purpose of the Annual Meeting is to elect as directors the three nominees named in this proxy statement, to ratify the Audit Committee's selection of the independent registered public accounting firm, to hold an advisory vote on executive compensation and to conduct such other business as may properly come before the Annual Meeting.

Annual Meeting Admission

	You are invited to attend the meeting in person. The meeting will be held at 10:00 a.m. on Wednesday, February 1, 2012 in the Riverfront Conference Room at the St. Joe Building, 245 Riverside Avenue,
Jacksonville, Florida.

	We reserve the right to require proof of ownership of Patriot stock, as well as a form of personal photo identification, in order for you to be admitted to the meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other proof of ownership with you to the meeting. No cameras, recording equipment, electronic devices, large bags, briefcases, or packages will be permitted in the meeting.

	We reserve the right to adopt other rules and to implement additional security measures for the meeting.

Quorum

	A quorum is the minimum number of shares required to hold a meeting. A majority of the outstanding shares of our common stock must be represented in person or by proxy at the meeting to establish a quorum. Both abstentions and broker non-votes are counted as present for determining the presence of a quorum. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has not voted. Thus, broker non-votes will not affect the outcome of any of the matters to be voted on at the Annual Meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because (1) the broker has not received voting instructions from the beneficial owner and (2) the broker lacks discretionary voting power to vote such shares.

Shareholders Entitled to Vote

	Each share of our common stock outstanding as of the close of business on December 12, 2011, the record date, is entitled to one vote at the Annual Meeting on each matter properly brought before the meeting. As of that date, there were 9,286,610 shares of common stock issued and outstanding.

	Many Patriot shareholders hold their shares through a stockbroker, bank, trustee, or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

     * SHAREHOLDER OF RECORD - If your shares are registered directly in your name with Patriot's Transfer Agent, American Stock Transfer & Trust Company, you are considered the shareholder of record of those shares and these proxy materials are being sent directly to you by Patriot. As the shareholder of record, you have the right to grant your voting proxy directly to Patriot or to vote in person at the meeting.

     * BENEFICIAL OWNER - If your shares are held in a stock brokerage account, by a bank, trustee, or other nominee, you are considered the beneficial owner of shares held in street name and these proxy materials are being forwarded to you by your broker, trustee, or nominee who is considered the shareholder of record of those shares. As the beneficial owner, you have the right to direct your broker, trustee or nominee on how to vote and are also invited to attend the meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the meeting. Your broker, trustee, or nominee is obligated to provide you with a voting instruction card for you to use.

     * PROFIT SHARING PLAN AND TRUST - If your shares are held in your account in the Patriot Transportation Holding, Inc. Profit Sharing and Deferred Earnings Plan (the "Profit Sharing Plan"), you are considered the beneficial owner of these shares and the trustee of the plan is the shareholder of record. Participants in the Profit Sharing Plan may direct the trustee how to vote the shares allocated to their account by following the voting instructions contained on the proxy card. If voting instructions are not received for shares in the Profit Sharing Plan, those shares will be voted in the same proportion as the shares in such plan for which voting instructions are received.

Proposals You Are Asked to Vote On and the Board's Voting Recommendations

	At the Annual Meeting, the shareholders will vote on whether to elect the three director nominees named in this proxy statement to serve as directors for a four year term. Our Board recommends that you vote "FOR" each nominee of the Board.

	The shareholders also will vote on the proposal to ratify the Audit Committee's selection of the Independent Registered Public
Accounting Firm.  Our Board recommends that you vote "FOR" ratification.

	The shareholders also will make a non-binding advisory vote on whether to approve the compensation of the named executive officers as described in this proxy statement. Our Board recommends that you vote "FOR" approval of the proposed executive compensation.

	Other than the proposals described in this proxy statement, the Board is not aware of any other matters to be presented for a vote at the Annual Meeting. If you grant a proxy, any of the persons named as proxy holders will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If any of our nominees are unavailable as a candidate for director, the persons named as proxy holders will vote your proxy for another candidate or candidates as may be nominated by the Board of Directors.

Required Vote

	The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes cast at the meeting. This means that the director nominee with the most votes for a particular slot is elected for that slot. Votes withheld from one or more director nominees will have no effect on the election of any director from whom votes are withheld.

	All other proposals will be approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

	If you are a beneficial owner and do not provide the shareholder of record with voting instructions, your shares may constitute "broker non-votes." A "broker non-vote" occurs when a bank, broker or other holder of record holding shares for a beneficial owner does not vote on a particular proposal because that holder does not have discretionary voting power under New York Stock Exchange ("NYSE") rules and has not received instructions from the beneficial owner. If you are a beneficial owner, your bank, broker or other holder of record is permitted under NYSE rules to vote your shares on the ratification of our independent registered public accounting firm even if the record holder does not receive voting instructions from you. The record holder may not vote on the election of directors or on the advisory proposal regarding executive compensation without voting instructions from you, however. Without your voting instructions on these matters, a broker non-vote will occur. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes will not be included in vote totals and will have no effect on the outcome of any vote.

Voting Methods

	If you hold shares directly as the shareholder of record, you may vote by granting a proxy or, if you hold shares beneficially in street name, by submitting voting instructions to your broker or nominee. If you own shares beneficially as a participant in the Profit Sharing Plan, you may vote by submitting voting instructions to the trustee. Please refer to the summary instructions included on your proxy card or, for shares held in street name, the voting instructions card included by your broker or nominee.

Changing Your Vote

	You may change your proxy instructions at any time prior to the vote at the Annual Meeting. For shares held directly in your name, you may accomplish this by granting a new proxy or by voting in person at the Annual Meeting. For shares held beneficially by you, you may change your vote by submitting new voting instructions to your broker or nominee.

Counting the Vote

	In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" from one or more of the nominees. For the
other proposals, you may vote "FOR," "AGAINST," or "ABSTAIN."   If you are
a shareholder of record and you sign your proxy card with no further instructions, your shares will be voted in accordance with the recommendations of the Board. Shares held in your account in the Profit Sharing Plan will be voted by the trustee as described in Shareholders Entitled to Vote on page 2.

Results of the Vote

	We will announce preliminary voting results at the meeting and publish final results in a Current Report on Form 8-K within four (4) business days following the meeting.

Delivery of Proxy Materials

	This Notice of Annual Meeting and Proxy Statement and the 2011 Annual Report are available on our website at www.patriottrans.com under Investor Relations. Instead of receiving future copies of our Proxy Statement and accompanying materials by mail, beneficial owners may be able to receive copies of these documents electronically. Please check the information provided in the proxy materials sent to you by your bank or other holder of record regarding the availability of this service.

Householding

	Securities and Exchange Commission rules now allow us to deliver a single copy of an annual report and proxy statement to any household at which two or more shareholders reside, if we believe the shareholders are members of the same family. This rule benefits both you and the Company. We believe it eliminates irritating duplicate mailings that shareholders living at the same address receive and it reduces our printing and mailing costs. This rule applies to any annual reports, proxy statements, proxy statements combined with a prospectus, or information statements. Each shareholder will continue to receive a separate proxy card or voting instruction card.

	Your household may have received a single set of proxy materials this year. If you prefer to receive your own copy now or in future years, please request a duplicate set by contacting John D. Milton, Jr. at (904) 396-5733 or by mail at 501 Riverside Avenue, Suite 500, Jacksonville, Florida 32202.

	If a broker or other nominee holds your shares, you may continue to receive some duplicate mailings. Certain brokers will eliminate duplicate account mailings by allowing shareholders to consent to such elimination, or through implied consent if a shareholder does not request continuation of duplicate mailings. Since not all brokers and nominees may offer shareholders the opportunity this year to eliminate duplicate mailings, you may need to contact your broker or nominee directly to discontinue duplicate mailings from your broker to your household.

List of Shareholders

	The names of shareholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting for any purpose germane to the meeting, between the hours of 9:00 a.m. and 4:30 p.m., at our principal executive offices at 501 Riverside Avenue, Suite 500, Jacksonville, Florida, by contacting the Secretary of the
 Company.

Cost of Proxy Solicitation

	Patriot will pay for the cost of preparing, assembling, printing, mailing, and distributing these proxy materials. In addition to mailing these proxy materials, the solicitation of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and employees, who do not receive any additional compensation for these solicitation activities. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners of stock.

Transfer Agent

	Our Transfer Agent is American Stock Transfer & Trust Company. All communications concerning shareholders of record accounts, including address changes, name changes, common stock transfer requirements, and similar matters can be handled by contacting American Stock Transfer & Trust Company at 1-800-937-5449, or in writing at American Stock Transfer & Trust Company,
59 Maiden Lane, Plaza Level, New York, NY  10038.

                         CORPORATE GOVERNANCE

Director Independence

       The Board of Directors is committed to good business practices, transparency in financial reporting and the highest level of corporate governance.

	The Board has determined that a majority of the Board of Directors are independent of management in accordance with the listing standards of The Nasdaq Stock Market. All of the members of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are independent directors. In accordance with Nasdaq listing standards, the Board must determine that a director has no relationship that, in the judgment of the Board, would interfere with the exercise of independent judgment by the director in carrying out his or her responsibilities. The listing standards specify the criteria by which the independence of our directors will be determined. The listing standards also prohibit Audit Committee members from any direct or indirect financial relationship with the Company, and restrict commercial relationships of all directors with the Company. Directors may not be given personal loans or extensions of credit by the Company, and all directors are required to deal at arm's length with the Company and its subsidiaries and to disclose any circumstances that might be perceived as a conflict of interest.

	The Board of Directors has determined that Messrs. Anderson, Commander, Fichthorn, Paul, Shad, Stein and Winston are independent under these standards. Mr. Anderson became an independent director on February 6, 2011.

Meetings of Independent Directors

	Independent directors regularly meet in executive sessions without management and may select a director to facilitate the meeting. During fiscal 2011, the independent directors met in executive session eight times, and Mr. Commander presided over executive sessions of the independent directors.

Communication with Directors

	The Board of Directors has adopted the following process for shareholders to send communications to members of the Board. Shareholders may communicate with the chairs of the Audit, Compensation, and Nominating and Corporate Governance Committees of the Board, or with our independent directors, by sending a letter to the following address: Board of Directors, Patriot Transportation Holding, Inc., c/o Corporate Secretary, 501 Riverside Avenue, Suite 500, Jacksonville, Florida 32202.

Director Attendance at Annual Meeting of Shareholders

	The Company's policy is that our directors are expected to attend the Annual Meeting of Shareholders unless extenuating circumstances prevent them from attending. All directors attended last year's Annual Meeting of Shareholders.

Business Conduct Policies

	We believe that operating with honesty and integrity has earned us trust from our customers, credibility within our communities, and dedication from our employees. Our senior executive and financial officers are bound by our Financial Code of Ethical Conduct. In addition, our directors, officers and employees are required to abide by our Code of Business Conduct and Ethics to ensure that our business is conducted in a consistently legal and ethical manner. These policies cover many topics, including conflicts of interest, protection of confidential information, fair dealing, protection of the Company's assets and compliance with laws, rules and regulations.

	Employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of these policies. The Audit Committee has adopted procedures to receive, retain, and treat complaints received regarding accounting, internal accounting controls, or auditing matters, and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

	The Financial Code of Ethical Conduct (as revised on January 28, 2004) and the Code of Business Conduct and Ethics (as revised on May 7, 2008) are available on our Web site at www.patriottrans.com under Corporate Governance.

Risk Oversight

	The Board of Directors exercises direct oversight of strategic risk to the Company. Management annually (or periodically in the event greater frequency is required due to unforeseen circumstances) prepares an enterprise risk assessment and mitigation strategy that it reviews with the Audit Committee. The Audit Committee reports to the Board of Directors, which in turn, provides guidance on risk appetite, assessment and mitigation.

         BOARD LEADERSHIP STRUCTURE AND COMMITTEE MEMBERSHIP

Board Leadership

	John D. Baker II serves as Executive Chairman of the Company's Board of Directors. Mr. Baker served as President and Chief Executive Officer of the Company from February 6, 2008 until September 30, 2010. He served as
President and Chief Executive Officer of Florida Rock Industries, Inc. from February 1996 to November 16, 2007. He has served as a director of the Company since 1986.

	While the roles of Executive Chairman and Chief Executive Officer are held separately, the Board of Directors does not have a policy as to whether the Executive Chairman is an affiliated director or a member of Company management. When the Executive Chairman is an affiliated director or a member of Company management, or when the independent directors determine that it is in the best interests of the Company, the independent directors will annually appoint a lead independent director.

	Charles E. Commander, III currently serves as lead independent director. The lead independent director presides over executive sessions of the independent directors and performs other duties as may be assigned from time to time by the Board of Directors.

	Our Board of Directors believes its current leadership structure is appropriate because it effectively allocates authority, responsibility and oversight between management and the independent members of our Board of Directors. It does this by giving primary responsibility for the operational leadership and strategic direction of the Company to our Chief Executive Officer, while enabling the lead independent director to facilitate our Board of Directors' independent oversight of management. The Board of Directors believes its programs for overseeing risk, as described under the "Risk Oversight" section above, would be effective under a variety of leadership frameworks and therefore do not materially affect its choice of structure.

Board Committees

	The Board is divided into four classes serving staggered four-year terms. The Board has ten directors and the following four committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Executive Committee. The membership during fiscal 2011 and the function of each Committee are described below.

	During fiscal 2011, the Board of Directors held six meetings. The Audit Committee held four meetings, the Compensation Committee held three meetings, and the Nominating and Corporate Governance Committee held two meetings during fiscal 2011. During fiscal 2011, the Executive Committee did not hold any formal meetings but voted on various matters by unanimous written consent. The independent directors met in executive sessions following Board meetings. All of our directors attended at least 75% of the meetings of the Board and all committees on which the director served.

       The following chart shows the composition of the committees of the Board of Directors. Except for the Executive Committee, each of the committees of the Board is composed exclusively of independent directors.


                                             Nominating/Corporate
   Director              Audit  Compensation
     Governance      Executive
   --------              -----  ------------     ----------      ---------








Edward L. Baker



                                                     X*

John D. Baker II



X

Charles E. Commander III
X

X


Thompson S. Baker II



X

Robert H. Paul III
X
        X*
               X


H. W. Shad III
             X*




Martin E. Stein, Jr.

X
                X*


James H. Winston

X




	X - Committee Member			* - Committee Chair

Audit Committee

	The Audit Committee assists the Board in its oversight of the Company's accounting and financial reporting processes and the audit of the Company's financial statements, the integrity of the Company's financial statements, compliance with legal and regulatory requirements, and the qualifications, independence, and performance of the Company's independent auditor. In addition to other responsibilities, the Audit Committee also:

     * Reviews the annual audited and the quarterly consolidated financial statements;

     * Discusses with the independent auditor all critical accounting policies to be used in the consolidated financial statements, all alternative treatments of financial information that have been discussed with management, other material communications between the independent auditor and management, and the independent auditor's observations regarding the Company's internal controls;

     * Reviews earnings press releases prior to issuance;

     * Appoints, oversees, and approves compensation of the independent auditor;

     * Approves all audit and permitted non-audit services provided by the independent auditor;

     * Reviews findings and recommendations of the independent auditor and management's response to the recommendations of the independent auditor;

     * Recommends whether the audited financial statements should be included in the Company's Annual Report on Form 10-K; and

PAGE>


     * Reviews and approves all transactions between the Company and any related person that are required to be disclosed under the rules of the Securities Exchange Commission that have not previously been approved by the Company's independent directors.

       The Board of Directors has determined that all Audit Committee members are independent and are able to read and understand financial statements. The Board of Directors has also determined that the Chair of the Committee, H.W. Shad III, qualifies as an "audit committee financial expert" within the meaning of SEC regulations. The charter of the Audit Committee (as revised on December 6, 2006) is available on our website at www.patriottrans.com under Corporate Governance.

Compensation Committee

       Committee Functions. The primary functions of the Compensation Committee are to (1) discharge the responsibilities of the Board of Directors relating to the compensation of the Company's executive officers, and (2) prepare an annual report on executive compensation to be included in the Company's proxy statement. In addition, the Compensation Committee:

    * Reviews and approves the Company's goals and objectives relevant to the compensation of the Chief Executive Officer and evaluates his job performance in light of those goals and objectives;

    * Establishes compensation levels, including incentive and bonus compensation, for the Chief Executive Officer;

    * Establishes and determines, in consultation with the Chief
      Executive Officer, the compensation levels of other senior executive officers;

    * Reviews, periodically, with the Chairman and the Chief Executive Officer the succession plans for senior executive officers and makes recommendations to the Board regarding the selection of individuals to occupy these positions; and

    * Administers the Company's stock plans.

	The charter of the Compensation Committee (as revised on December 1, 2010) is available at www.patriottrans.com under Corporate Governance.

Nominating and Corporate Governance Committee.

       Under its Charter, the principal functions of the Nominating and Corporate Governance Committee are to (1) identify individuals who are qualified to serve on the Company's Board of Directors, (2) recommend for selection by the Board of Directors the director nominees for the next annual meeting of the shareholders, (3) review and recommend to the Board changes to the corporate governance practices of the Company, and (4) oversee the annual evaluation of the Board. In addition, the Nominating and Corporate G overnance Committee establishes criteria for Board membership.

       The charter of the Nominating and Corporate Governance Committee (as revised on May 2, 2007) is available at www.patriottrans.com under Corporate Governance.

Executive Committee

	John D. Baker II, Edward L. Baker, Thompson S. Baker II and John D. Milton, Jr., comprise the Executive Committee. To the extent permitted by law, the Executive Committee exercises the powers of the Board between meetings of the Board of Directors.

                                NOMINATING PROCESS

Role of the Nominating and Corporate Governance Committee in the Nominating Process

	The Nominating and Corporate Governance Committee ("Nominating Committee") identifies individuals that the Nominating Committee believes are qualified to become Board members in accordance with the Director Independence Standards set forth below, and recommends selected individuals to the Board for nomination to stand for election at the next meeting of shareholders of the Company in which directors will be elected. In the event there is a vacancy on the Board between meetings of shareholders, the Nominating Committee identifies individuals that the Nominating Committee believes are qualified to become Board members in accordance with the Director Independence Standards set forth below, and recommends one or more of such individuals for appointment to the Board.

Director Qualification Standards

      	The Committee has established the following standards and qualifications for members of the Board of Directors:

    * Each director shall at all times represent the interests of the shareholders of the Company.

    * Each director shall at all times exhibit high standards of integrity, commitment and independence of thought and judgment.

    * Each director shall dedicate sufficient time, energy and attention to ensure the diligent performance of his or her duties, including attending shareholder meetings and meetings of the Board and Committees of which he or she is a member, and by reviewing in advance all meeting materials.

    * The Board shall meet the applicable standards of independence from the Company and its management.

    * The Board shall encompass a range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to all of the Company's operations and interests.

Identification, Evaluation and Selection of Nominees

	In the event the Committee recommends an increase in the size of the Board or a vacancy occurs, the Committee may consider qualified nominees from several sources, including current Board members and search firms. The Committee may from time to time retain a search firm to help the Committee identify qualified director nominees for consideration by the Committee. The Committee evaluates qualified director nominees against the current director qualification standards described above and reviews qualified director nominees with the Board. The Committee and the Chairman of the Board interview candidates that meet the director qualification standards, and the Committee selects nominees that best suit the Board's current needs and recommends one or more of such individuals for appointment to the Board.

Nominees Proposed by Shareholders for Consideration by the Committee

	The Committee will consider properly submitted shareholder nominees for candidates for membership on the Board of Directors. Shareholders proposing individuals for consideration by the Committee must include at least the following information about the proposed nominee: the proposed nominee's name, age, business or residence address, principal occupation or employment, and whether such person has given written consent to being named in the proxy statement as a nominee and to serving as a director if elected. Shareholders should send the required information about the nominee to:

                         Corporate Secretary
                Patriot Transportation Holding, Inc.
                  501 Riverside Avenue, Suite 500
                    Jacksonville, Florida 32202

	In order for an individual proposed by a shareholder to be considered by the Committee for recommendation as a Board nominee for the Annual Meeting of Shareholders to be held in early 2013, the Corporate Secretary must receive the proposal no later than 5 p.m. Eastern Time on September 30, 2012. Such proposals must be sent via registered, certified or express mail. The Corporate Secretary will send properly submitted shareholder proposed nominations to the Committee Chair for consideration at a future Committee meeting. Individuals proposed by shareholders in accordance with these procedures will receive the same consideration that individuals identified to the Committee through other means receive.

Nominations by Shareholders at Annual Meeting

       The Company's Articles of Incorporation provide that only persons who are nominated in accordance with the procedures set forth in the Articles of Incorporation shall be eligible for election as directors by the shareholders. Under the Articles of Incorporation, directors may be nominated, at a meeting of shareholders at which directors are being elected, by (1) the Board of Directors or any committee or person authorized or appointed by the Board of Directors, or (2) by any shareholder who is entitled to vote for the election of directors at the meeting and who complies with certain advance notice procedures. These notice procedures require that the nominating shareholder make the nomination by timely notice in writing to the Secretary of the Company. To be timely, the notice must be received at the principal executive offices of the Company not less than forty (40) days prior to the meeting except that, if less than fifty (50) days' notice or prior public disclosure of the date of the meeting is given to shareholders, the notice must be received no later than ten (10) days after the notice of the date of the meeting was mailed or such public disclosure was made. The notice must contain certain prescribed information about the proponent and each nominee, including such information about each nominee as would have been required to be included in a proxy statement filed pursuant to the rules of the Securities and Exchange Commission had such nominee been nominated by the Board of Directors.

                       PROPOSAL NO. 1
                   ELECTION OF DIRECTORS

       Under our Articles of Incorporation, the Board of Directors is divided into four classes. One class of directors is elected at each annual meeting of shareholders for a four-year term of office. We have listed below three nominees in Class II to be re-elected. Class II Directors will hold office until the 2016 annual meeting.
If you are a shareholder of record, your proxy will be voted for the election of the persons nominated unless you indicate otherwise. If any of the nominees named should become unavailable for election for any presently unforeseen reason, the persons named in the proxy shall have the right to vote for a substitute as may be designated by the Board of Directors to replace such nominee, or the Board may reduce the number of directors accordingly.

	The Board unanimously recommends a vote FOR the election of these nominees as directors.

       The following table sets forth information with respect to each nominee for election as a director and each director whose term of office continues after this annual meeting of shareholders. Reference is made to the sections entitled "Common Stock Ownership of Certain Beneficial Owners" and "Common Stock Ownership by Directors and Officers" for information concerning stock ownership of the nominees and directors.


Director Nominees
-----------------

   Name and Principal        Director   Director     Other
      Occupation        Age   Class      Since   Directorships
      ----------        ---   -----      ------  -------------


John D. Baker II        63    Class II    1986   Wells Fargo &
Executive Chairman           (Term Exp.          Company
Former President and           2016)             Progress Energy, Inc.
Chief Executive Officer                          Texas Industries, Inc.




Luke E. Fichthorn III   70   Class II    1989
Partner in Twain Associates  (Term Exp.
(private financial consulting  2016)
  firm)

H. W. Shad III          65   Class II    2004
Owner, Bozard Ford           (Term Exp.
 Company (automobile            2016)
dealership)


Directors Continuing in Office
------------------------------

John E. Anderson        66   Class I     2005
Retired President and        (Term Exp.
Chief Executive Officer         2015)
   of the Company




Edward L. Baker         76   Class III   1986
Chairman Emeritus            (Term Exp.
                                2013)




Thompson S. Baker II    53   Class IV    1994
President and Chief          (Tern Exp.
Executive Officer of the      2014)
 Company



Charles E. Commander
  III                   71   Class III   2004    EverBank Financial
Retired Partner with         (Term Exp.
Foley & Lardner, L.L.P.        2013)
(law firm)



Robert H. Paul III      77   Class I     1992
Chairman of the Board        (Term Exp.
of Southeast Capital, LLC       2015)
(real estate investment firm)





Martin E. Stein, Jr.    59   Class IV    1992    Regency Centers
Chairman and Chief           (Term Exp.           Corporation
Executive Officer of           2014)             Stein Mart, Inc.
Regency Centers
Corporation (commercial
real estate services
firm)




James H. Winston        78   Class I     1992
President of LPMC, Inc.     (Term Exp.
(investment real estate       2015)
firm); President of
Citadel Life & Health
Insurance Co.





       All of the nominees and directors have been employed in their respective positions for the past five years except John E.
Anderson, Edward L. Baker, John D. Baker II, Thompson S. Baker II, and Robert H. Paul III.

       Mr. Anderson served as President and Chief Executive Officer of the Company from 1989 to February 6, 2008. Mr. Anderson was elected as a director on October 5, 2005 and previously served as a director of the Company from 1989 to January 1, 2004.

       Edward L. Baker has served as a director of the Company since 1986 and became an employee of the Company in February 2008. From February 1986 to November 16, 2007, Mr. Baker served as Chairman of the Board of Florida Rock Industries, Inc., a construction aggregates, cement and concrete company.

       John D. Baker II served as President and Chief Executive Officer of the Company from February 6, 2008 until September 30, 2010. He was elected as a director in 1986. From February 1996 to November 16, 2007, Mr. Baker served as President and Chief Executive Officer of Florida Rock Industries, Inc.

       Thompson S. Baker II has served as President and Chief Executive Officer of the Company since October 1, 2010. He was elected as a director in 1994. Mr. Baker served as the President of the Florida Rock Division of Vulcan Materials Company from November 16, 2007 until September 2010. From August, 1991 to November 16, 2007, Mr. Baker served as the President of the Aggregates Group of Florida Rock Industries, Inc.

       Robert H. Paul III was elected as a director in 1992. Mr. Paul served as the Chairman of the Board of Southeast-Atlantic Beverage Corporation, a manufacturer of soft drink products, for more than five years until 2007, when the company was sold.

       Edward L. Baker and John D. Baker II are brothers. Thompson S. Baker II is the son of Edward L. Baker.


                            PROPOSAL NO. 2
    RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       The Audit Committee has selected Hancock Askew & Co., LLP
("Hancock Askew") as the Company's independent registered public accounting firm (auditors) to examine the consolidated financial statements of the Company, subject to satisfactory negotiation of an annual fee agreement for fiscal 2012. The Board of Directors seeks an indication from shareholders of their approval or disapproval of the Audit Committee's appointment of Hancock Askew as the Company's auditors.

	Hancock Askew has been our independent auditor since June 21, 2006, and no relationship exists other than the usual relationship between auditor and client.

	If the appointment of Hancock Askew as auditor for fiscal year 2012 is not approved by the shareholders, the adverse vote will be considered a direction to the Audit Committee to consider other auditors for next year. However, because of the difficulty in making any substitution of auditors so long after the beginning of the current year, Hancock Askew will remain the Company's Independent Registered Public Accounting Firm for fiscal year 2012, unless the Audit Committee finds other good reason for making a change.

	Representatives of Hancock Askew will be available to respond to questions at the annual meeting of shareholders.

                           PROPOSAL NO. 3
             ADVISORY VOTE ON EXECUTIVE COMPENSATION

	Recent Congressional legislation has increased shareholder involvement in the compensation of executives of publicly traded companies. The "Say on Pay" provisions, contained in Section 951 of the Dodd-Frank Act, require that
(i) beginning with the first annual meeting of shareholders occurring six months after the Dodd-Frank Act is signed into law, and (ii) not less frequently than once every three years, a company's proxy statement for an annual meeting of shareholders include a separate resolution, subject to a non-binding shareholder vote, to approve executive compensation.

	As discussed in the Compensation Discussion and Analysis, we design our executive officer compensation program to attract, motivate, and retain the key executives who drive our success and industry leadership. Our compensation program consists of several forms of compensation: base salary, cash incentive bonuses, equity compensation and other benefits and perequisites. Pay that reflects performance and alignment of that pay with the interests of long-term shareholders are key principles that underlie our compensation program. The Board believes that our current executive compensation program directly links executive compensation to our performance and aligns the interest of our executive officers with those of our shareholders.

	Because this is an advisory vote, it will not be binding on the Board. However, the Board and the Compensation Committee will review and take into account the outcome of the vote when considering future executive compensation decisions.

	Accordingly, the Board proposes that you indicate your support for the Company's compensation philosophy, policies, and procedures and their implementation in fiscal year 2012 as described in this Proxy Statement.

                     SHAREHOLDER RETURN PERFORMANCE

       The following table and graph compare the performance of the Company's common stock to that of the Total Return Index for The NASDAQ Stock Market-US Index and The NASDAQ Trucking and Transportation Stock Index for the period commencing September 30, 2006 and ending on September 30, 2011. The graph assumes that $100 was invested on September 30, 2006 in the Company's common stock and in each of the indices and assumes the reinvestment of any dividends.

Table Omitted


                         Cumulative Total Return
                         -----------------------


                        9/30/06
9/30/07
9/30/08
9/30/09
9/30/10
9/30/11









Patriot Transportation
 Holding, Inc.
           100.0
130.15
104.55
99.22
92.81
80.24

NASDAQ Composition
 Index
                   100.0
121.92
92.52
96.24
108.69
111.20

NASDAQ Transportation
 Index
100.0
     118.49
89.17
84.64
95.78
83.80



                   COMPENSATION DISCUSSION AND ANALYSIS

	This section explains our compensation philosophy and all material elements of the compensation we provide to the individuals who served as Chief Executive Officer and Chief Financial Officer and our other three most highly compensated executive officers who served in such capacities during the fiscal year ended September 30, 2011 (the "named executive officers"). The named executive officers for fiscal 2011 are Thompson S. Baker II, our President and Chief Executive Officer, John D. Milton, Jr., our Executive Vice President and Chief Financial Officer, David H. deVilliers, Jr., Vice President and President of FRP Development Corp., Robert E. Sandlin, Vice President and President of Florida Rock & Tank Lines, Inc. and John D. Klopfenstein, our Controller and Chief Accounting Officer.

Overview


   *

The objectives of our compensation program are to attract, retain and motivate talented leaders and to support our strategic objectives and core values.

   *

We provide our executive officers with the following types of compensation: salary, cash-based short term incentives, equity-based long-term incentives and other benefits and perquisites.

   *

  We encourage a pay-for-performance environment by linking cash incentive awards to the achievement of measurable business and individual performance goals.



   *

For fiscal 2012, we granted increases in base salaries for Messrs.
      Sandlin and Klopfenstein in light of their performance. We granted no other increases in the base salaries of our other named executive officers.


The Compensation Committee

	Our Compensation Committee ("Committee") establishes and oversees our compensation and employee benefits programs and approves the elements of total compensation for the executive officers. Robert H. Paul III, Martin E. Stein, Jr., and James H. Winston serve as the members of the Compensation Committee. Mr. Paul, who has served on our Board of Directors for approximately 19 years, is the Committee Chairman. Each member of the Compensation Committee qualifies as an independent director under the listing standards of The Nasdaq Stock Market; a non-employee director for purposes of Rule 16b-3 of the Exchange
Act; and an outside director for purposes of Section 162(m) of the Internal Revenue Code.

Compensation Philosophy

       The following principles guide our compensation decisions:

	We Focus on Strategic Objectives

	Our compensation decisions are driven by Patriot's business strategy. We intend that our compensation decisions will attract and retain leaders and motivate them to achieve Patriot's strategic objectives.

	We Believe in Pay for Performance

	We believe that pay should be directly linked to performance. This philosophy has guided many compensation-related decisions:

       * A substantial portion of executive officer compensation usually is contingent on, and variable with, achievement of objective business unit and/or individual performance objectives.

       * Our stock incentive plan prohibits discounted stock options, reload stock options and re-pricing of stock options.

       * We have capped the benefit levels under the Management Security Plan and have closed the plan to new participants. Only one of our named executive officers participates in the Management Security Plan. Our executive officers do not accrue additional benefits under any other supplemental executive retirement plan.

	Compensation Should Reflect Position and Responsibility

     Total compensation and accountability should generally increase with position and responsibility.

	Compensation Should be Reasonable and Responsible

       It is essential that Patriot's overall compensation levels be sufficiently competitive to attract and retain talented leaders and motivate those leaders to achieve superior results. At the same time, we believe that compensation should be set at responsible levels. Our executive compensation programs are intended to reflect the understanding that this Company belongs to our shareholders.

       The Committee discussed the results of the previous year's shareholder advisory vote on executive compensation. The Committee has determined, based in part upon the fact that approximately 99% of the shares voting on the matters voted in favor of the Company's compensation philosophy, policies and procedures for fiscal 2011, that the current executive compensation provision effectively aligns the interests of our executive officers with that of our shareholders.

Variable Performance-Based Pay as a Percentage of Potential Compensation

	The Committee believes that both long and short term compensation of executive officers should correlate to the achievement of the Company's financial objectives. For example, for fiscal 2011, Mr. Thompson Baker was eligible to receive performance-based cash bonuses of up to 50% of his base salary, Mr. Klopfenstein was eligible to receive a performance-based cash bonus of up to 53.5% of his base salary, Mr. Milton was eligible to receive a performance-based cash bonus of up to 60% of his base salary, Mr. Sandlin was eligible to receive a performance-based cash bonus of up to 70% of his base salary and Mr. deVilliers was eligible to receive a performance-based cash bonus of up to 100% of his base salary.

Overview and Objectives of our Executive Compensation Program

    	The compensation program for our executive officers is designed to attract, motivate, reward and retain highly qualified individuals who can contribute to the Company's growth with the ultimate objective of improving shareholder value. Our compensation program consists of several forms of compensation:base salary, cash incentive bonuses, equity compensation and other benefits and perquisites.

    	The compensation program is designed to integrate with the Company's business plan and the opportunities and challenges facing the Company in an ever-evolving business environment. Accordingly, the Committee does not use predetermined guidelines or benchmarking to determine the elements and levels of compensation for our executive officers or to allocate between cash and long term or equity incentives.

    	The Committee receives and reviews a variety of information throughout the year to assist it in carrying out its responsibilities. The Committee reviews financial reports comparing Company performance on a year-to-date basis versus budget and receives operating reports at each regular Board meeting. The Chief Executive Officer provides the Committee with an assessment of the Company's achievements and performance, his evaluation of individual performance and his recommendations for annual compensation, and annual performance targets and equity compensation awards. The Committee makes all final decisions regarding the compensation of our executive officers. When making individual compensation decisions for executive officers, the Committee takes many factors into account, including the individual's performance, tenure, experience and responsibilities; the performance of the Company or the executive's business unit; retention considerations; the recommendations of management; the individual's historic compensation and the results of the previous year's shareholder advisory vote on executive compensation.

    	The Compensation Committee does strive to assure that a significant portion of the potential compensation of the named executive officers is contingent, performance-based compensation linked to the achievement of specific objectives. To achieve this goal, incentive bonuses are established as a percentage of their base salaries.

Components of Executive Compensation

Base Salary

	General. Base pay is a critical element of executive compensation because it provides executives with a base level of monthly income. In determining base salaries, we consider the executive's qualifications and experience, scope of responsibilities and future potential, the goals and objectives established for the executive, the executive's past performance, internal pay equity and the tax deductibility of base salary. As part of determining annual increases, the Committee also considers the Chief Executive Officer's written recommendations, the observations of the Chief Executive Officer and of the Committee members regarding individual performance and internal pay equity considerations.

	Fiscal 2011 and 2012 Actions.   We set base salaries on a calendar
year basis. The following table reflects the adjustments made to the base salaries of the named executive officers for calendar years 2011 and 2012.


		                                % Increase  2012 Base  % Increase
Name and Title               2011 Base Salary
    from 2010   Salary    from 2011
--------------               ----------------    ---------   ------    ---------

Thompson S. Baker II





President and CEO
$395,000
             N/A
      395,000
      0%







John D. Milton, Jr.
$165,000
0%
$165,000
      0%

Executive Vice President and
Chief Financial Officer











David H. deVilliers, Jr.
$310,000
              0%
$310,000
0%

Vice President and President,
FRP Development Corp.











Robert E. Sandlin
$225,000
7%
$236,250
      5%

Vice President and President,
Florida Rock & Tank Lines, Inc.











John D. Klopfenstein
           $160,000
              7%
     $168,000
      5%

Controller and Chief
Accounting Officer








	Analysis. The Committee increased the base salaries of Messrs. Sandlin and Klopfenstein for fiscal 2012 in light of their management performance. The Committee determined not to increase the base salaries of Messrs. Baker, Milton and deVilliers based on the Committee's view that their existing compensation packages were adequate.

Cash Incentive Compensation

       Management Incentive Compensation Plan. The Management Incentive Compensation Plan (the "MIC Plan") provides officers and key employees an opportunity to earn an annual cash bonus for achieving specified, performance-based goals established for the fiscal year. Performance goals under the MIC Plan are tied to measures of operating performance rather than appreciation in stock price.

	The Compensation Committee traditionally has established performance objectives for the transportation subsidiaries based on targeted levels of after-tax return on average capital employed. We believe that after-tax return-on-capital employed (ROCE) is an important measure of performance in an asset-intensive business, both to evaluate management's performance and to demonstrate to shareholders that capital has been used wisely over the long term. For purposes of this bonus calculation, return on average capital employed is defined as the Transportation Group's net income excluding the after-tax cost of financing, divided by its total monthly average capital employed.

       The Compensation Committee historically established performance objectives for the Developed Buildings and Land segment based on operating properties in the portfolio (usually gross profit on developed buildings and average occupancy rates for properties in service more than 12 months), special projects and new development. For fiscal 2012, the Compensation Committee established specific performance objectives for the Developed Buildings and Land segment and established a bonus pool that is tied to the achievement of these performance objectives as well as the achievement of targeted levels of adjusted after-tax return on capital employed (calculated as described below).

       Fiscal 2011 and 2012 Actions. The following chart describes the performance objectives and potential bonuses for the named executive officers for fiscal years 2011 and 2012:




                              Potential
                              Bonus as a
                                  %
         Name          Year   of Salary   Performance Targets
------------------------------------------------------------------------






Thompson S. Baker II
2012
100%
Achievement by the Transportation
                                       Group of targeted levels of after-
                                       tax ROCE(1), achievement by
                                       Developed Buildings and Land segment
                                       of real estate objectives, including
                                       targeted level of adjusted after-tax
                                       ROCE(2) , and achievement of a
                                       targeted level of operating profit
                                       for the Company. (3)(4)



2011
50%
Achievement by the Transportation
                                       Group of targeted levels of after-tax
                                       ROCE(1), achievement by  Developed
                                       Buildings and Land segment of real
                                       estate objectives, including targeted
                                       level of adjusted after-tax ROCE(2),
                                       and achievement of a targeted level
                                       of net income for the Company. (3)(4)






John D. Milton, Jr.
2012
60%
Achievement by the Transportation
                                       Group of targeted levels of after-tax
                                       ROCE(1), achievement by  Developed
                                       Buildings and Land segment of real
                                       estate objectives, including targeted
                                       level of adjusted after-tax ROCE(2),
                                       and achievement of a targeted level of
                                       operating profit for the Company. (3)
                                       (4)



2011
      60%
    Achievement by the Transportation Group
                                       of targeted levels of after-tax ROCE(1),
                                       achievement by  Developed Buildings and
                                       Land segment of real estate objectives,
                                       including targeted level of adjusted
                                       after-tax ROCE(2) , and achievement of
                                       a targeted level of net income for the
                                       Company. (3)(4)






David H. deVilliers,
 Jr.
2012
100%
Achievement of Developed Buildings and
                                       Land segment objectives, including
                                       targeted level of adjusted after-tax ROCE.
                                       (2)(3)



2011
      100%
    Achievement of Developed Buildings and
                                       Land segment objectives, including
                                       targeted level of adjusted after-tax ROCE.
                                       (2)(3)






Robert E. Sandlin
2012
      100%
Achievement by the Transportation Group
                                       of a targeted level of ROCE.(1)(3)(4)



2011
       70%
Achievement by the Transportation Group
                                       of a targeted level of ROCE.(1)(3)(4)






John D. Klopfenstein
 2012
53.5%
Achievement by the Transportation Group
                                       of targeted levels of after-tax ROCE(1),
                                       achievement by  Developed Buildings and
                                       Land segment of real estate objectives,
                                       including targeted level of adjusted
                                       after-tax ROCE(2) , and achievement of
                                       a targeted level of operating profit for
                                       the Company. (3)(4)



                     2011
53.5%
Achievement by the Transportation Group
                                       of targeted levels of after-tax ROCE(1),
                                       achievement by  Developed Buildings and
                                       Land segment of real estate objectives,
                                       including targeted level of adjusted
                                       after-tax ROCE(2), and achievement of a
                                       targeted level of net income for the
                                       Company. (3)(4)










(1)
With respect to the Transportation Group, the specified officers are or were eligible to receive a bonus up to the specified percentage of his base salary if the named business unit achieved a specified level of after-tax ROCE. If after-tax ROCE exceeded a threshold level but was less than the target level, the bonus would be prorated. The threshold and target after-tax ROCE levels for the Transportation Group was 12.7% and 18.0% for 2011 and 14.0% and 20.0% for 2012. For 2011 and 2012, a
    portion of the earned bonus is contingent on the achievement of certain objectives established under the Company's Achieve Continuous Improvement program related to volume increases, entry into new markets, safety performance, customer service, fuel efficiency, productivity, training, personnel development and evaluation and recruiting.


(2)
For fiscal 2011, bonuses with respect to the Developed Buildings and Land segment were contingent on the achievement of adjusted after-tax return on capital employed (Adjusted after- tax ROCE, calculated as described below) between a minimum of 7.98% (at which level the available bonus pool was 0%) and a maximum of 9.90% (at which level the available bonus pool was 100%). If the Adjusted after-tax ROCE was less than 9.90% but was more than 7.98%, the available bonus pool was prorated between 0% and 100%. For this purpose, Adjusted after-tax
    ROCE was calculated as an amount equal to: (i) the sum of (A) the Developed Buildings and Land segment's income before tax for fiscal 2011, plus (B) 85% of the depreciation attributed to the Developed Buildings and Land segment, plus (C) the parent company overhead expense allocated to the Developed Buildings and Land segment, plus
    (D) interest on mortgage indebtedness, less (E) the profits related to the Anacostia and Bird River residential properties, less (F) straight-lined rents plus (G) one-half of the rents to be received for fiscal 2012 from lease commitments signed by new tenants during fiscal 2011, but not producing any rental income in fiscal 2011 less
    (H) income taxes on the resulting total with full applicable depreciation. For lease commitments signed by new tenants during 2011 and producing less than six months of rental income in fiscal 2011, an additional number of months of rental income from Fiscal
    2012 will be added to give total credit for 6 months of rental income from such new tenant; This sum will then be divided by (ii) an amount equal to the total monthly average capital employed in the Developed Buildings and Land segment, excluding all mortgage indebtedness and the book values of the Anacostia property and Bird River residential property. Total bonuses payable for achievement of real estate objectives may not exceed an amount equal to fifteen percent (15%) of the numerator used in calculating the Adjusted after-tax ROCE for the Developed Buildings and Land segment. For fiscal 2012, bonuses with respect to the Developed Buildings and Land segment will be contingent on the achievement of adjusted after-tax return on capital employed (Adjusted after-tax ROCE, calculated as described below) between a minimum of 8.81% (at which level the available bonus pool will be 45%) and a maximum of 9.90% (at which level the available bonus pool will be 100%).
    If the Adjusted after-tax ROCE is less than 9.90% but is more than 8.81%, the available bonus pool will be prorated between 45% and 100%. For this purpose, Adjusted after-tax ROCE is calculated as an amount equal to: (i) the sum of (A) the Developed Buildings and Land segment's income before tax for fiscal 2012, plus (B)
    85% of the depreciation attributed to the Developed Buildings and Land segment, plus (C) the parent company overhead expense allocated to the Developed Buildings and Land segment, plus (D) interest on mortgage indebtedness, less (E) the profits related to the Anacostia and Bird River residential properties, less (F) straight-lined rents plus (G) one-half of the rents to be received for fiscal 2013 from lease commitments signed by new tenants during fiscal 2012, but not producing any rental income in fiscal 2012 less (H) income taxes on the resulting total with full applicable depreciation. For lease commitments signed by new tenants during 2012 and producing less than six months of rental income in fiscal 2012, an additional number of months of rental income from Fiscal 2013 will be added to give total credit for 6 months of rental income from such new tenant;
    This sum will then be divided by (ii) an amount equal to the total monthly average capital employed in the Developed
    Buildings and Land segment, excluding all mortgage indebtedness and the book values of the Anacostia property and Bird River residential property. Total bonuses payable for achievement of real estate objectives may not exceed an amount equal to fifteen percent (15%) of the numerator used in calculating the Adjusted after-tax ROCE for the Developed Buildings and Land segment.


(3)
For each year, a portion of the bonus for each officer was contingent on a determination that the internal control over financial reporting for the company (or their respective business unit) was effective for the applicable year.


(4)
The fiscal 2011 bonuses for Messrs. Thompson S. Baker II, John
    D. Milton, Jr and John D. Klopfenstein were based 35% on the achievement by the Transportation Group of targeted levels of after-tax ROCE, 35% on achievement by the Developed Buildings and Land segment of real estate objectives, and 30% on achievement of net income of $9,452,000 and were subject to certain other contingencies described in footnotes 3 and 4. A portion of the bonuses for Messrs. Thompson S. Baker II, Klopfenstein, Milton and Sandlin for 2011 was contingent on the achievement of certain individual objectives relating to strategic planning, participation in the Transportation Group's continuous improvement program, risk management, continuing financial analysis and investor relations. The fiscal 2012 bonuses for Messrs. Thompson S.
    Baker II, John D. Milton, Jr and John D. Klopfenstein are based 35% on the achievement by the Transportation Group of targeted levels of after-tax ROCE, 35% on achievement by the Developed Buildings and Land segment of real estate objectives, and 30% on achievement of operating profit of $15,821,000 and are subject to certain other contingencies described in footnotes 3 and 4. A portion of the bonuses for Messrs. Thompson S. Baker II, Klopfenstein, Milton and Sandlin for 2012 will be contingent on the achievement of certain individual objectives relating to strategic planning, participation in the Transportation Group's continuous improvement program, risk management, continuing financial analysis and investor relations.



      Analysis. Cash-based incentive compensation comprises a significant portion of the potential total compensation of the named executive officers. For fiscal 2011, cash-based incentive compensation comprised 33%, on average, of the total compensation of each of the named executive officers. We believe that these incentives play a significant role in helping the Company achieve its business objectives.

Stock Options and Restricted Stock

       General. Long-term equity incentives help to motivate executives to make decisions that focus on long-term growth and thus increase shareholder value. The Committee believes that such grants help align our executive officers' interests with the Company's shareholders. When our executives deliver sustained returns to our shareholders, equity incentives permit an increase in their own compensation.

       Traditionally, the Committee has made equity compensation awards in the form of stock options. All stock options incorporate the following features: the term of the grant does not exceed 10 years; the grant price is not less than the market price on the date of grant; grants do not include "reload" provisions; re-pricing of options is prohibited, unless approved by the shareholders; and to encourage employee retention, most options vest over a period of years.

	Fiscal 2011 and 2012 Actions. In fiscal 2011, the Committee approved the award of options to acquire 9,330 shares each to Messrs. deVilliers and Sandlin and 3,000 shares to Mr. Klopfenstein. In fiscal 2012, the Committee approved the award of options to acquired 10,595 shares each to Messrs. deVilliers and Sandlin and 3,000 shares to Mr. Klopfenstein. Those options vest 20% per year, beginning on the first anniversary of the grant date, and expire on the tenth anniversary of the grant date. The option price is the closing price of the Company's common stock on the grant date. In making such grants, the Compensation Committee considered the past performance of Messrs. deVilliers, Sandlin and Klopfenstein, their total compensation packages and the importance of Messrs. deVilliers and Sandlin to the real estate and transportation groups. These numbers reflect an adjustment for the 3-for-1 stock split as of January 17, 2011.

	In each of fiscal 2011 and fiscal 2012, the Committee approved the award to Mr. Milton of options to acquire 7,500 shares. These options vest immediately and expire on the tenth anniversary of the grant date. The option price is the closing price of the Company's common stock on the grant date. In making this grant, the Compensation Committee considered Mr. Milton's past performance, base salary and bonus, his qualifications and responsibilities and his ability to impact the future performance of the Company. These numbers reflect an adjustment for the 3-for-1 stock split as of January 17, 2011.

	Analysis. The Committee believes that equity compensation is an important element of overall compensation. At the same time, the Committee recognizes that equity grants impose a dilution cost to the shareholders. The Committee made grants to Messrs. Milton, deVilliers, Sandlin and Klopfenstein because the Committee believes that equity incentives should be a significant part of their compensation package.
The Committee plans to continue to evaluate the use of equity compensation as a tool to motivate management.

Health and Welfare Benefits

    	In addition to participating in the same health and welfare plans, including our 401(k) plan; as our other salaried employees, our executive officers participate in a supplemental medical expense reimbursement plan.

   	Our Management Security Plan was adopted many years ago as a retention tool to provide retirement benefits (based on annual base salaries) to certain senior executives. The Management Security Plan provides for annual payments to participants (or their beneficiaries) until the later of (i) their date of death or (ii) 15 years after their retirement or death. The annual payments are set at two times the benefit level during the first year and at the annual benefit level in subsequent years. The benefit levels originally increased with base salaries but the Company capped the benefit levels at 50% of base salaries as of December 31, 2002. The plan has been closed to newly hired executives for several years. Mr. deVilliers is the only named executive officer who currently participates in the Management Security Plan.

Severance and Change of Control Agreements

	Until December 2007, none of our named executive officers had any arrangements that provide for payment of severance payments or payment of any benefits upon a change-in-control of Patriot, except for change-in-control provisions that accelerate vesting of stock options or restricted stock under our equity compensation plans.

	On December 5, 2007, the Company entered into change-in-control agreements with Messrs. deVilliers Sandlin and Klopfenstein. The agreements are "double trigger" agreements that will pay benefits to the executives, under certain circumstances, if they are terminated following a change-in-control of the Company or a sale of their particular business unit.

	Mr. deVilliers' agreement provides that if he is terminated following a change-in-control or a sale of his business unit other than for "cause" or if he resigns following such event for "good reason," the benefits under his Management Security Plan shall become fully vested and the present value of such benefits shall be paid to Mr. deVilliers. In the case of Messrs. Sandlin and Klopfenstein, the agreements provide that each of them will be entitled to receive an amount equal to two times his base salary plus maximum bonus if, during the two years after a change-in-control or sale of Florida Rock & Tank Lines, Inc. his employment is terminated other than for "cause" or he resigns for "good reason." In addition, each of them will become fully vested in his stock options and restricted stock.

	For this purpose, cause is generally defined as (i) conviction for commission of a felony, (ii) willful misconduct or gross negligence or material violation of policy resulting in material harm to his employer,
(iii) repeated and continued failure by the executive to carry out, in all material respects, the employer's reasonable and lawful directions, or (iv) fraud, embezzlement, theft or material dishonesty. Good reason is generally defined as (i) a material reduction in compensation or benefits, (ii) a requirement that the executive relocate, or (iii) any material diminution in the executive's duties, responsibilities, reporting obligations, title or authority.

	We believe these change-in-control arrangements, the value of which are contingent on a change of control transaction, effectively create incentives for our executive team to build shareholder value and to obtain the highest value possible should we be acquired in the future, despite the risk of losing employment. These change of control arrangements for our executive officers are "double trigger," meaning that acceleration of vesting is not awarded upon a change of control unless the executive's employment is terminated involuntarily (other than for cause) or by the executive for good reason within 24 months following the transaction. We believe this structure strikes a proper balance by not providing these benefits to executives who continue to enjoy employment with an acquiring company in the event of a change of control transaction. We also believe this structure is more attractive to potential acquiring companies, who may place significant value on retaining members of our executive team and who may perceive this goal to be undermined if executives receive significant acceleration payments in connection with such a transaction and are no longer required to continue employment.

Personal Benefits

    Our executives receive a limited number of personal benefits certain of which are considered taxable income to them and which are described in the footnotes to the section of this proxy statement entitled
"Summary Compensation Table."

Compensation Policies

Internal Pay Equity

	We believe that internal pay equity is an important factor to be considered in establishing compensation for the officers. We have not established a policy regarding the ratio of total compensation of the Chief Executive Officer to that of the other officers, but we do review compensation levels to ensure that appropriate equity exists.

Tax Deductibility of Compensation Should be Maximized Where Appropriate

       The Company generally seeks to maximize the deductibility for tax purposes of all elements of compensation. For example, the Company always has issued nonqualified stock options that result in a tax deduction to the Company upon exercise. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for non-qualifying compensation in excess of $1.0 million paid to any such persons in any fiscal year. We review compensation plans in light of applicable tax provisions, including Section 162(m), and may revise compensation plans from time to time to maximize deductibility.
However, we may approve compensation that does not qualify for deductibility when we deem it to be in the best interests of the Company.

Financial Restatement

	It is the Board of Directors' Policy that the Compensation Committee will, to the extent permitted by governing law, have the sole and absolute authority to make retroactive adjustments to any cash or equity based incentive compensation paid to executive officers and certain other officers where the payment was predicated upon the achievement of certain financial results that were subsequently the subject of a restatement. Where applicable, the Company will seek to recover any amount determined to have been inappropriately received by the individual executive.

                COMPENSATION COMMITTEE REPORT

	We have reviewed and discussed the foregoing Compensation
Discussion and Analysis with management. Based on our review and discussion with management, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Submitted by:	Robert H. Paul III
       	        Martin E. Stein, Jr.
       	        James H. Winston

                     EXECUTIVE COMPENSATION

Fiscal 2011 Summary Compensation Table

	The following table sets forth information concerning the compensation of our named executive officers for the year ended
September 30, 2011:

                    Summary Compensation Table


                                     Stock  Option  Non-Equity  Change in    All Other     Total
Name and Principal    Year  Salary   Awards Awards  Incentive   Pension Plan Compensation   ($)
Position
Year
                ($)       (1)    (1)    Plan        Value and    ($)(4)
                                                    Compnesat-  Nonquali-
                                                    ion         fied Deferred
                                                                Compensation
                                                                Earnings
                                                                ($)(3)











Thompson S. Baker II
President and CEO
(PEO)
                 2011
 $395,000   ---   ---
$197,500
---
 $9,210
     $601,710


John D. Milton, Jr.
Executive Vice
President and CFO
(PFO)
 2011
 $165,000
   ---
$60,880
$99,000       ---
        $21,853
$346,733


                      2010
$165,000
---
  $89,975
$95,189
---
$29,895
     $380,058


                      2009
 $165,000
---
$305,356
$68,619
---
$9,384
     $548,359


David H. deVilliers,
Jr., Vice President
and President, FRP
Development Corp.
2011
$310,000
---
$100,000
$310,000
$109,179
     $20,422
     $849,601


                      2010
 $307,844
---
$100,000
$286,223
$100,931
$12,662
$807,620


2009
 $299,181
   ---
 $125,522
$236,956
      $93,399
$10,920
     $765,978


Robert E. Sandlin,
Vice President and
President,  Florida
Rock & Tank Lines,
Inc.
                  2011
 $221,250
   ---
$100,000
 $157,500
       ---
$18,203
$496,953


2010
 $207,713
   ---
$100,000
$126,000
---
$22,167
     $455,880


2009
 $199,388
   ---
 $125,522
$120,510
---
$17,982
$463,402


John D. Klopfenstein,
Controller and Chief
Accounting Officer
2011
$157,500
---
$32,156
$85,600
       ---
        $16,442
     $291,698


2010
$144,000
---
$39,446
$73,268
---
$15,459
$272,173


2009
 $124,500
---
---
$45,730
---
        $11,954
$182,184




(1)	Amounts reflect the value of the award at grant date.
(2)	This column represents amounts paid under the MIC Plan.
        The performance objectives and threshold and target performance levels for these executives are described under the "Compensation Discussions and Analysis" section of the proxy statement.
(3)	This column represents the increase in the actuarial present value of the named executive officer's future benefits under the Management Security Plan. For more detail, see the disclosure under the Pension Benefits table below.
(4)	The amounts shown under All Other Compensation include: the
        benefit to the executive for personal use of a Company provided vehicle; the benefit to the executive for personal use of the Company airplane; matching contributions under our Profit Sharing and Deferred Earnings Plan (executives participate on the same terms as other employees); benefits paid under our Medical Reimbursement Plan, under which we reimburse certain officers for personal medical expenses not covered by insurance; and certain country, social and civic club membership dues. In addition to these benefits, the named executive officers participate in group plans, including our group health insurance and life insurance plans, on the same terms as other employees.

Other Annual Compensation from Summary Compensation Table

	The following table contains a breakdown of the compensation and benefits for fiscal 2011 and 2010 included under All Other Compensation in the Summary Compensation table above.

                                      Personal Use    Medical    Miscellaneous

                           Matching   of Company   Reimbrusement     (2)
                        Contributions     Car          (1)








Thompson S. Baker II





2011
$7,350
0
$1,480
         $380







John D. Milton, Jr.





2011
$7,350
$10,741
  $2,454
$1,308

2010
$5,838
       $19,532
$2,513
$2,012







John D. Klopfenstein





2011
$6,923
 $6,357
$2,892
$270

      2010
                $5,692
$7,009
$2,488
$270







David H. deVilliers, Jr.





2011
$7,738
        $2,314
$9,285
$1,085

2010
$7,157
$2,110
$2,582
$774







Robert E. Sandlin





2011
$7,809
$1,265
$5,240
$3,889

2010
$7,434
$2,008
$6,435
       $6,289







(1)	The amounts shown represent benefits paid under our Medical
        Reimbursement Plan, under which we reimburse certain officers for personal medical expenses not covered by insurance.

(2)	The amounts shown under the Miscellaneous column represent payment of country club and social club dues and purchase of tickets to sporting events on behalf of the named executive officers and other miscellaneous reimbursed expenses. These club memberships and tickets generally are maintained for business entertainment but may be used for personal use. The entire amount has been included, although we believe that only a portion of this cost represents a perquisite.


Fiscal 2011 and 2012 Grants of Plan-Based Awards

       The following table sets forth information concerning option grants and estimated future payouts under cash incentive plans for the named executive officers.

                          Grants of Plan-Based Awards


Name                    Grant    Estimated Future Payouts Under   All Other  Exercise or   Grant
                        Date    Non-Equity Incentive Plan Awards   Option    Base Price  Date Fair
                                --------------------------------   Awards    of Option   Value of
                                Threshold  Target    Maximum      Number of   Awards    Stock and
                                 ($)(1)    ($)(2)    ($)(3)       Securities ($ Share)   Option
                                                                  Underlying             Awards(5)
                                                                   Options
                                                                    (#)(4)





Thompson S. Baker II   12/6/11    N/A       N/A      $395,000        --         --          --
President and CEO


12/1/10
N/A
N/A
      $197,500
--         --          --


John D. Milton, Jr.    12/6/11    N/A       N/A      $99,000        7,500       22.25      52,650
Executive Vice         12/1/10    N/A       N/A      $99,000        7,500       25.60      60,880
President and CFO

David H. deVilliers,   12/6/11    N/A       N/A      $310,000      10,595       22.25     100,000
Jr., Vice President    12/1/10    N/A       N/A      $310,000       9,330       25.60     100,000
and President FRP
Development Corp.


Robert E. Sandlin,     12/6/11    N/A       N/A      $236,250      10,595       22.25     100,000
Vice President and     12/1/10    N/A       N/A      $157,500       9,330       25.60     100,000
President, Florida
Rock & Tank Lines, Inc.



John D. Klopfenstein,  12/6/11    N/A       N/A      $89,880        3,000       22.25      28,314
Controller and Chief   12/1/10    N/A       N/A      $85,600        3,000       25.60      32,156
Accounting Officer





(1)	Mr. Thompson S. Baker II is eligible to earn a bonus of
        up to 100% of his base salary for fiscal 2012. Mr. deVilliers is eligible to earn a bonus of up to 100% of his base salary for fiscal 2012. Mr. Milton is eligible to earn a bonus of up to 60% of his base salary for fiscal 2012. Mr. Sandlin is eligible to earn a bonus of up to 100% of his base salary for fiscal 2012. Mr. Klopfenstein is eligible to earn a bonus of up to 53.5% of his base salary for fiscal 2012. The performance objectives and threshold and target performance levels for these executives are described above under "Compensation Discussion and Analysis."
(2)	Not applicable.
(3)	The maximum bonus amounts represent 100% of base salary for Mr.
        Thompson S. Baker II, 100% of base salary for Mr. deVilliers, 100%
        of the base salary for Mr. Sandlin, 60% of base salary for Mr.
        Milton and 53.5% of base salary for Mr. Klopfenstein.
(4)	This table reflects an adjustment for the 3-for-1 stock split as of January 17, 2011.
(5)	The value shown for option awards reflects the FASB ASC Topic 718
        (column l) expense associated with the options using the Black-Scholes pricing model, estimating the fair value of stock options using the following assumptions: (i) risk-free interest rates of 2.160% for the fiscal 2011 grants to Messrs. deVilliers,

        Sandlin, and Klopfenstein and 1.47% for the grant to Mr. Milton, risk-free interest rates of 1.490% for the fiscal 2012 grants to Messrs. deVilliers, Sandlin and Klopfenstein and 0.390% for the grant to Mr. Milton, (ii) no dividend yield, (iii) volatility of Patriot common stock of 36.52% for the fiscal 2011 grants to Messrs. deVilliers, Sandlin, and Klopfenstein and 38.03% for the fiscal
        2011 grant to Mr. Milton, volatility of 38.83% for the fiscal 2012 grants to Messrs. deVilliers, Sandlin and Klopfenstein and 46.28% for the fiscal 2012 grant to Mr. Milton, (iv) expected life of stock options of 7 years for the fiscal 2011 grants (4 years in the case of the fiscal 2011 grant to Mr. Milton) and 7 years for the fiscal 2012 grants (3 years in the case of the fiscal 2012 grant to Mr. Milton). The stock options granted to Mr. Milton in fiscal 2011 and 2012 vest immediately. The stock options granted to Messrs. deVilliers, Sandlin, and Klopfenstein vest ratably over 5 years.
        All stock options have a term of 10 years.

                   Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning stock options and restricted stock held by the named executive officers at September 30, 2011:




Option Awards
Stock Awards

Name                   Number      Number of
                         of       Securities
                     Securities  Underlying
                     Underlying  Unexercised   Option     Option     Number of Shares  Market Value of
                    Unexercised  Options      Exercise  Expiration   or Units of Stock Shares or Units
                      Options       (#)        Price       Date      that Have Not     of Stock That
                        (#)     Unexercisable    ($)                    Vested (#)     Have Not Vested
                                                                                        ($)



Thompson S. Baker II
   3,000                   9.667    02/05/2012         --              --
                       3,000                  10.147    04/30/2012
                       3,000                   7.553    08/06/2012
                       3,000                   7.200    10/02/2012
                       3,000                   7.923    12/03/2012
                       3,000                   8.637    02/04/2013
                       3,000                   8.800    05/07/2013
                       3,000                   9.400    08/05/2013
                       3,000                  10.033    09/30/2013
                       3,000                  10.197    12/02/2013
                       3,000                  10.577    02/03/2014
                       3,000                  10.633    05/04/2014
                       3,000                  10.917    08/03/2014
                       3,000                  11.333    10/05/2014
                       3,000                  14.970    11/30/2014
                       3,000                  15.167    01/25/2015
                       3,000                  14.833    05/03/2015
                       3,000                  20.133    08/02/2015





John D. Milton, Jr.   18,000      12,000      28.75     06/15/2018
Executive Vice        12,000      18,000      24.45     06/16/2019
President and CFO      7,500        --        32.16     12/02/2019
                       7,500        --        25.60     12/01/2020



David H. deVilliers,  39,605        --         7.41     11/20/2012
 Jr., Vice President  22,500        --       14.500     12/28/2014
and President, FRP     4,800      7,200       25.26     08/19/2019
Development Corp.      1,521      6,084       32.16     12/01/2020




Robert E. Sandlin,     9,000        --       14.500     12/28/2014
Vice President and     4,800      7,200      25.26      08/19/2019
President, Florida     1,521      6,084      32.16      12/02/2019
Rock & Tank Lines,      --        9,330      25.60      12/01/2020
Inc.



John D. Klopfenstein, 1,500         --       14.500     12/28/2014
Controller and Chief    600       2,400      32.16      12/01/2019
Accounting Officer      --        3,000      25.60      12/01/2020


(1) John D. Baker II received his option grants in his former capacity as a non-employee director.

Fiscal 2011 Option Exercises

       The following table provides information regarding stock option exercises by the named executive officers and vesting of restricted stock during fiscal 2011.

                Option Exercises and Stock Vested


                           Option Awards
Stock Awards


Name
Number of  Value Realized  Number of   Value Realized
                      Shares     on Exercise     Shares      on Vesting
                     Acquired       ($)         Acquired         ($)
                    on Exercise                on Vesting
                        (#)
                       (#)

(a)
(b)
(c)
(d)
(e)


Thompson S. Baker II     --         --            --             --


John D. Milton, Jr.
      --         --            --             --


David H. deVilliers,
Jr., Vice President and
President, FRP Development
Corp.                  5,395      $108,345        --             --


Robert E. Sandlin,
Vice President and
President, Florida
Rock & Tank Lines,
Inc.
                   1,780
$108,171
--             --


John D. Klopfenstein,
Controller and Chief
Accounting Officer      --           --           --             --



Pension Benefits

       The following table describes pension benefits to the named executive officers as of September 30, 2011 under our Management
Security Plan ("MSP Plan"). Mr. deVilliers is the only named executive officer who participates in the MSP Plan.

   Name
            Plan Name
Number of Years      Present
                                         Credited Service    Value of
                                               (#)         Accumulated
                                                             Benefit
                                                              ($)(2)


David H. deVilliers, Jr.
 MSP Plan
(1)
$861,535


(1) Mr. deVilliers has met the requisite years of service requirement under the MSP Plan.
(2) The present value has been calculated based on a life expectancy of 82 years and using a discount rate of six percent (6%).

       Our Management Security Plan (the "MSP Plan") provides the following benefits to Mr. deVilliers upon his retirement or death:

   Triggering Event
Annual Benefit

   -----------------                              --------------
Normal Retirement at age 65 or older
$247,200 during year 1 and
                                           $123,600 in subsequent years
                                           until his death.




Death of Participant after his Retirement
  Continuation of annual
                                           benefit until the 15th
                                           anniversary of his retirement
                                           (or the earlier death of his
                                           designated beneficiary).




Death of Participant prior to his
  Retirement
                               $247,200 during year 1 and
                                           $123,600 in subsequent years
                                           until the later of (i)
                                           the 15th anniversary of his
                                           death or (ii) the date that
                                           he would have turned 65
                                           (or in either case, the
                                           earlier death of
                                           his designated beneficiary).


Nonqualifed Deferred Compensation
---------------------------------

       None of the named executive officers receives any nonqualified deferred compensation.

                   NON-EMPLOYEE DIRECTOR COMPENSATION

Compensation Arrangements for Fiscal 2011 and 2012

	The following table describes the compensation arrangements with our non-employee directors for the 2011 and 2012 fiscal years.



All Non-Employee Directors:


    Annual Retainer                         $15,000
    Fee Per Meeting Attended                $ 1,500
    Shares Granted in Fiscal 2012             2,000
    Shares Granted in Fiscal 2011
             1,500


Audit Committee:
    Annual Fee       Chairman               $10,000
                     Member
    Meeting Fees     Chairman(1)            $ 5,000
                     Member(1)              $ 1,500

                                            $ 1,000


Compensation Committee:
    Annual Fee       Chairman               $ 5,000
                     Member                 $ 1,000
    Meeting Fees     Chairman               $ 1,500
                     Member                 $ 1,000



Other Committees:
     Annual Fee     Chairman                $ 2,000
                    Member                  $ 1,000
     Meeting Fees   Chairman                $ 1,500
                    Member                  $ 1,000


(1)    	The Audit Committee members receive no meeting fees for
        the four regularly scheduled quarterly meetings; the meeting fees shown apply only to the year-end additional meeting.

Actual Fiscal 2011 Director Compensation

       The following table shows the compensation paid to each of our non-employee directors during the 2011 fiscal year.

             Director Compensation for Fiscal 2011

                                                        All Other
                    Fees Earned  Stock Awards  Option  Compensation
                    or Paid in     ($)(1)(2)   Awards      ($)
Name                Cash ($)                   ($)(3)             Total ($)









John E. Anderson
$24,000
$47,655
-0-
-0-
$71,655

Charles E. Commander
 III
$33,000
        $47,655
-0-
-0-
     $80,655

Luke E. Fichthorn
 III
$26,000
$47,655
-0-
-0-
     $73,655(4)

Robert H. Paul III
$36,750
$47,655
-0-
-0-
     $84,405

H. W. Shad III
$36,000
$47,655
-0-
-0-
$83,655

Martin E. Stein, Jr.
$31,000
        $47,655
      -0-
-0-
$78,655

James H. Winston
$29,000
$47,655
-0-
-0-
$76,655


(1) Each non-employee director was awarded 1,500 shares of the Company's common stock on February 2, 2011. The value was determined using the closing price of the Company's common stock on the Nasdaq Stock Market on February 2, 2011 which was $31.77.
(2) For stock awards, the aggregate grant date fair value computed in accordance with FASB Topic 718(Column (c)).
(3) For awards of options, with or without tandem SAR's (including awards that have subsequently been transferred), the aggregate grant date fair value computes in accordance with FASB ASC Topic 718 (Column (d)).
(4) Mr. Fichthorn also receives consulting fees of $30,000 per year for financial consulting services provided to the Company.

    The following table sets forth information regarding stock options held by our non-employee directors as of September 30, 2011:

                     Number of
                     Securities
                     Underlying     Option        Option
                     Unexercised   Exercise     Expiration
Director               Options     Price ($)       Date
-----------------------------------------------------------






Charles E. Commander
 III
3,000       10.577       02/03/2014
                       3,000       10.633       05/04/2014
                       3,000       10.917       08/03/2014
                       3,000       11.333       10/05/2014
                       3,000       14.970       11/30/2014
                       3,000       14.833       05/03/2015
                       3,000       20.133       08/02/2015


Luke E. Fichthorn III
3,000        5.977       12/04/2011
                       3,000        9.667       02/05/2012
                       3,000       10.147       04/30/2012
                       3,000        7.553       08/06/2012
                       3,000        7.200       10/02/2012
                       3,000        7.923       12/03/2012
                       3,000        8.637       02/04/2013
                       3,000        8.800       05/07/2013
                       3,000        9.400       08/05/2013
                       3,000       10.033       09/30/2013
                       3,000       10.197       12/02/2013

                       3,000       10.577       02/03/2014
                       3,000       10.633       05/04/2014
                       3,000       10.917       08/03/2014
                       3,000       11.333       10/05/2014
                       3,000       14.970       11/30/2014
                       3,000       15.167       01/25/2015
                       3,000       14.833       05/03/2015
                       3,000       20.133       08/02/2015



Robert H. Paul III
     3,000
7.553       08/06/2012
                       3,000        7.200       10/02/2012
                       3,000        7.923       12/03/2012
                       3,000        8.637       02/04/2013
                       3,000        8.800       05/07/2013
                       3,000        9.400       08/05/2013
                       3,000       10.033       09/30/2013
                       3,000       10.197       12/02/2013
                       3,000       10.577       02/03/2014
                       3,000       10.633       05/04/2014
                       3,000       10.917       08/03/2014
                       3,000       11.333       10/05/2014
                       3,000       14.970       11/30/2014
                       3,000       15.167       01/25/2015
                       3,000       20.133       08/02/2015


H.W. Shad III
           --
--
--


Martin E. Stein, Jr.
   3,000        9.667       02/05/2012
                       3,000       10.147       04/30/2012
                       3,000        7.553       08/06/2012
                       3,000        7.200       10/02/2012
                       3,000        7.923       12/03/2012
                       3,000        8.637       02/04/2013
                       3,000        8.800       05/07/2013
                       3,000       10.033       09/30/2013
                       3,000       10.197       12/02/2013
                       3,000       10.633       05/04/2014
                       3,000       11.333       10/05/2014
                       3,000       14.970       11/30/2014
                       3,000       15.167       01/25/2015
                       3,000       14.833       05/03/2015
                       3,000       20.133       08/02/2015



James H. Winston
3,000        8.800       05/07/2013
                       3,000        9.400       08/05/2013
                       3,000       10.033       09/30/2013
                       3,000       10.197       12/02/2013
                       3,000       10.633       05/04/2014
                       3,000       10.917       08/03/2014
                       3,000       11.333       10/05/2014
                       3,000       14.970       11/30/2014
                       3,000       15.167       01/25/2015
                       3,000       20.133       08/02/2015

Compensation Committee Interlocks and Insider Participation

	None of the members of the Compensation Committee (i) was an officer or employee of the Company or any of its subsidiaries during the 2011 fiscal year, or (ii) had any relationship requiring disclosure by the Company under the rules of the Securities and Exchange Commission requiring disclosure of certain relationships and related party transactions. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

                    RELATED PARTY TRANSACTIONS

Consulting Arrangement

	Mr. Fichthorn provided the Company with financial consulting and other services during the 2011 fiscal year for which he received $30,000.

	In the opinion of the Company, the terms, conditions, transactions and payments under the agreements with the persons described above were not less favorable to the Company than those which would have been available from unaffiliated persons.

Policies and Procedures

	The Audit Committee of the Board of Directors is responsible for reviewing and approving all material transactions with any related party not previously approved by the Company's Independent Directors. This responsibility is set forth in writing in our Audit Committee Charter, a copy of which charter is available at www.patriottrans.com under Corporate Governance. In certain cases, transactions have been approved by a committee consisting of all independent directors. Related parties include any of our directors or executive officers, and certain of our shareholders and their immediate family members.

       To identify related party transactions, each year, we submit and require our directors and officers to complete Director and Officer Questionnaires identifying any transactions with us in which the officer or director or their family members have an interest. We review related party transactions due to the potential for a conflict of interest. A conflict of interest occurs when an individual's private interest interferes, or appears to interfere, in any way with our interests. Our Code of Business Conduct and Ethics requires all directors, officers and employees who may have a potential or apparent conflict of interest to immediately notify our Chief Financial Officer.

       We expect our directors, officers and employees to act and make decisions that are in our best interests and encourage them to avoid situations which present a conflict between our interests and their own personal interests. Our directors, officers and employees are prohibited from taking any action that may make it difficult for them to perform their duties, responsibilities and services to Patriot in an objective and effective manner. In addition, we are strictly prohibited from extending personal loans to, or guaranteeing personal obligations of, any director or officer. Exceptions are only permitted in the reasonable discretion of the Board of Directors.

       A copy of our Code of Business Conduct and Ethics (as revised on May 7, 2008) is available at www.patriottrans.com under Corporate Governance.

	COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

       The following table and notes set forth the beneficial ownership of common stock of the Company by each person known by the Company to own beneficially more than 5% of the common stock of the Company. Percentage calculations are based on the outstanding shares of the Company's common stock on November 26, 2011.

             Name and Address     Amount and Nature of
Title        of Beneficial Owner  Beneficial Ownership(1) Percentage of Class
-----------------------------------------------------------------------------

Common
Edward L. Baker            749,991(2)              7.6%
              John D. Baker II         1,379,207(2)             14.0%
              501 Riverside Avenue,
              Suite 500
              Jacksonville, FL 32202

Common
Sarah B. Porter and        913,911                 9.3%
               Cynthia P. Ogden, as
               trustees for the separate
               trust for Sarah B. Porter
               created under the Cynthia
               L'Engle Baker Trust u/a/d
               April 30, 1965
               1165 5th Avenue #10-D
               New York, NY  10029


Common
Royce & Associates, LLC  1,375,497(3)            14.0%
               1414 Avenue of the Americas
               New York, NY 10019



Common
T. Rowe Price Associates,  803,970(4)             8.2%
                Inc.
               100 E. Pratt Street
               Baltimore, MD 21202



(1)	The ownership in this chart reflects an adjustment for the
        3-for-1 stock split as of January 17, 2011.

(2)	See Common Stock Ownership by Directors and Executive Officers
        and the accompanying notes for further details on shares beneficially owned by Edward L. Baker and John D. Baker II.

(3)	In a Schedule 13G filed with the Securities and Exchange
        Commission on January 19, 2011, Royce & Associates, LLC reported that, as of December 31, 2010, it had sole voting and dispositive power with respect to 458,499 shares. The ownership number in the Schedule 13G does not reflect an adjustment for the 3-for-1 stock split as of January 17, 2011.

(4)	In a Schedule 13G filed with the Securities and Exchange
        Commission on February 10, 2011, T. Rowe Price Associates, Inc. reported that, as of December 31, 2010, it has sole voting power with respect to 790 shares and sole dispositive power with respect to 267,990 shares, which number includes 266,500 shares to which T. Rowe Price Small Cap Value Fund, Inc. has sole voting power. The ownership number in this
        Schedule 13G does not reflect an adjustment for the 3-for-1 stock split as of January 17, 2011.

         COMMON STOCK OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

	The following table and notes set forth the beneficial ownership of common stock of the Company by each director and each non-director named in the Summary Compensation Table and by all officers and directors of the Company as a group as of November 26, 2011.

                  Name of         Amount and Nature
 Title           Beneficial         of Beneficial     Percentage
of Class           Owner            Ownership(1)      of Class
-----------------------------------------------------------------

Common
John E. Anderson
          65,400
             *

Common
Edward L. Baker
          749,991(2)
        7.6%

Common
John D. Baker II
       1,379,207(3)(6)
    14.0%

Common
Thompson S. Baker II
     120,225(4)
        1.2%

Common
        Charles E. Commander III  36,000
             *

Common
        David H. deVilliers Jr.
   76,226
             *

Common
Luke E. Fichthorn III
    123,834(5)
        1.3%

Common
John D. Klopfenstein
      10,207
             *

Common
        John D. Milton, Jr.
       67,500
             *

Common
Robert H. Paul III
        57,300
             *

Common
Robert E. Sandlin
         28,003.9
           *

Common
 H. W. Shad III
             8,500
             *

Common
Martin E. Stein, Jr.     192,900(6)
       2.0 %

Common
James H. Winsto           68,854
             *

Common
All Directors and Officers
              As a group (15 people) 2,984,147.9        30.4%


*Less than 1%

(1)	The preceding table includes the following shares held
        under the Company's Profit Sharing and Deferred Earnings
        Plan and shares underlying options that are exercisable within 60 days of November 26, 2011 and reflect an adjustment for the 3-for-1 stock split as of January 17, 2011.



                               Shares Under        Shares Under
                           Profit Sharing Plan       Options
                           -------------------     ------------



John E. Anderson
-0-
                  -0-

Edward L. Baker
-0-
              48,000

John D. Baker II
-0-
              54,000

Thompson S. Baker II
-0-              54,000

Charles E. Commander III
-0-
              21,000

David H. deVilliers Jr.
-0-
              68,426

Luke E. Fichthorn III
-0-
              54,000

John D. Klopfenstein
8,107
                2,100

John D. Milton, Jr.
-0-
              45,000

Robert H. Paul III
                -0-
              45,000

Robert E. Sandlin
             12,231.5
             15,321

H.W. Shad III
                     -0-
                  -0-

Martin E. Stein, Jr.
-0-
              45,000

James H. Winston
-0-
              30,000






(2)	Includes 174,597 shares held in trust for the
        benefit of children of John D. Baker II as to which Edward L. Baker has sole voting power and sole investment power but as to which he disclaims beneficial ownership; 1,296 shares held by a trust for which Edward L. Baker is a co-trustee with SunTrust Bank and to which he has potential income rights; and 1,200 shares directly owned by his wife, as to which he disclaims beneficial ownership.

(3)	Includes 5,889 shares directly owned by the living trust of
        Mr. Baker's wife and 20,001 shares held in a trust administered by an independent trustee for the benefit of Mr. Baker's spouse and children, as to which he disclaims beneficial ownership. The amount shown for Mr. Baker does not include an aggregate of 174,597 shares held by certain trusts that are administered by Edward L. Baker, as trustee, for the benefit of Mr. Baker's children and in which neither John D. Baker II nor Edward L. Baker has a pecuniary interest. The amount shown for Mr. Baker also does not include shares owned by his adult son, Edward L. Baker II, that were previously held in trust and previously included in Mr. Baker's reported ownership.

(4)	Includes 2,199 shares directly owned by Mr. Baker's spouse
        and 6,597 shares held for the benefit of Mr. Baker's minor children.

(5)	Includes 300 shares owned by the spouse of Mr. Fichthorn as
        to which he disclaims any beneficial interest and 9,000 shares owned by the M/B Disbro Trust, of which Mr. Fichthorn is a co-trustee and beneficiary.

(6)	Includes 120,900 shares owned by Regency Square II, a Florida general partnership. Mr. Stein owns a 2.5248% partnership interest and is a co-trustee and a beneficiary of a testamentary trust that holds a 46.21% interest in the partnership. John D. Baker II also is a co-trustee of this testamentary trust and so may be deemed to have shared voting and dispositive power as to the shares owned by the partnership. John D. Baker II disclaims any beneficial interest in such shares.

                             AUDIT COMMITTEE REPORT

       The Audit Committee reviews the Company's financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Audit Committee also selects the Company's independent registered public accounting firm.
During fiscal 2011, the Audit Committee held four formal meetings.

       In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of the Company's results and the assessment of the Company's internal control over financial reporting. The Committee has discussed significant accounting policies applied by the Company in its financial statements, as well as alternative treatments. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees).

       In addition, the Audit Committee has received the written disclosures and the letter from the independent auditor required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditor the auditor's independence from the Company and its management. The Committee also has considered whether the independent auditor's provision of non-audit services to the Company is compatible with the auditor's independence. The Committee has concluded that the independent auditor is independent from the Company and its management.

       The Audit Committee reviewed and discussed Company policies with respect to risk assessment and risk management.

       The Audit Committee discussed with the Company's independent auditor the overall scope and plans for the audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

       In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended
September 30, 2011, for filing with the Securities and Exchange Commission.

       Submitted by:			H.W. Shad III, Chairman
                                        Charles E. Commander III
                                        Robert H. Paul III
				        Members of the Audit Committee

       The Audit Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates the Audit Committee Report by reference therein.



                INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

       The Audit Committee has selected Hancock Askew & Co., LLP ("HA") to serve as the Company's principal public accountants, subject to satisfactory negotiation of an annual fee agreement. Representatives of HA are expected to be present at the shareholders' meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Audit and Non-Audit Fees

	The following table presents fees billed or to be billed by the Company's independent registered public accounting firm for the audit of the Company's financial statements for fiscal years 2010 and 2011 and for other services performed during such periods.



                                 2010
           2011
                                 ----           ----

Audit Fees(1)
      $  220,227
     $  214,613

Audit Related Fees (2)
           23,520
         19,500

Tax Fees
                         -0-            -0-

All Other Fees
                    -0-            -0-

Total
                        $  243,747
     $  234,113



(1) Audit services include work performed in connection with the review of the Company's quarterly financial statements, the audit of the Company's annual financial statements and the audit of management's assessment of internal control over financial reporting.
(2) Audit related fees consisted principally of audits of employee benefit plans.

Pre-Approval of Audit and Non-Audit Services

	Under the Company's amended Audit Committee Charter, the Audit Committee is required to pre-approve all auditing services and permissible non-audit services, including related fees and terms, to be performed for the Company by its independent auditor, subject to the de minimus exceptions for non-audit services described under the Exchange Act which are approved by the Audit Committee prior to the completion of the audit. The Audit Committee pre-approved all audit services, audit-related services and tax review, compliance and planning services performed for the Company by Hancock Askew & Co., LLP during fiscal 2011.

                          ADDITIONAL INFORMATION

Shareholder Proposals

       Proposals of shareholders intended to be included in the Company's proxy statement and form of proxy relating to the annual meeting of shareholders to be held in early 2013 must be delivered in writing to the principal executive offices of the Company no later than August 25, 2012. The inclusion of any proposal will be subject to the applicable rules of the Securities and Exchange Commission.

       Except for shareholder proposals to be included in the Company's proxy materials, the deadline for nominations for directors submitted by a shareholder is forty days before the next annual meeting, and for other shareholder proposals is November 10, 2012. Proposals must be sent to the Secretary of the Company at our principal executive offices. Any notice from a shareholder nominating a person as director must include certain additional information as specified in our Articles of Incorporation.

       The Company may solicit proxies in connection with next year's annual meeting which confer discretionary authority to vote on any shareholder proposals of which the Company does not receive notice by November 10, 2012.

Section 16(a) Beneficial Ownership Reporting Compliance

       Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers, directors and beneficial owners of 10% or more of the Company's outstanding common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, NASDAQ and the Company. Based solely on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, the Company believes all persons subject to these reporting requirements filed the required reports on a timely basis, other than: (i) H.W. Shad III, who failed to timely file reports on Form 4 relating to six dispositions of the Company's common stock acquired upon exercise of expiring stock options between May 23, 2011 and May 31, 2011; (ii) David H. deVilliers
Jr., who failed to timely file six reports on Form 4 relating to three acquisitions by exercise of stock options and three dispositions of the Company's common stock between February 9, 2011 and February 18, 2011; (iii) Luke E. Fichthorn III, who was one day late in filing two reports on Form 4 relating to two acquisitions of the Company's common stock upon exercise of expiring stock options on January 3, 2011; (iv) John D. Baker II, who failed to timely file one report on Form 4 relating to one acquisition of the Company's common stock on May 25, 2011; and (v) James H. Winston, who was three days late in filing one report on Form 4 relating to one disposition of the Company's common stock on December 1, 2010.

Annual Report on Form 10-K

       Shareholders may receive without charge a copy of Patriot Transportation Holding, Inc.'s annual report to the Securities and Exchange Commission on Form 10-K including the financial statements and the financial statement schedules by writing to the Secretary of the Company at 501 Riverside Avenue, Suite 500, Jacksonville, Florida 32202. This report also is available through our website, www.patriottrans.com.

                               BY ORDER OF THE BOARD OF DIRECTORS


December 14, 2011		     John D. Milton, Jr.
                                         Secretary

       PLEASE RETURN THE ENCLOSED FORM OF PROXY, DATED AND SIGNED, IN THE ENCLOSED ADDRESSED ENVELOPE, WHICH REQUIRES NO POSTAGE.

             PATRIOT TRANSPORTATION HOLDING, INC.

             PROXY SOLICITED BY BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF SHAREHOLDERS CALLED FOR FEBRUARY 1, 2012.

	The undersigned hereby appoints Edward L. Baker and John D. Baker II, or either of them, the attorneys, agents and proxies of the undersigned with full power of substitution to vote all the shares of common stock of Patriot Transportation Holding, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders of the Company to be held in the Riverfront Conference Room at the St. Joe Building, 245 Riverside Avenue, Jacksonville, Florida on February 1, 2012, at 10 o'clock in the morning, local time, and all adjournments thereof, with all the powers the undersigned would possess if then and there personally present. Without limiting the general authorization and power hereby given, the above proxies are directed to vote as instructed on the matters on the reverse side:

          (Continued and to be signed on the reverse side.)

                ANNUAL MEETING OF SHAREHOLDERS OF

               PATRIOT TRANSPORTATION HOLDING, INC.

                        February 1, 2012

         NOTICE OF INTERNET AVAILABLITY OF PROXY MATERIAL:
         -------------------------------------------------
       The Notice of Meeting, proxy statement and proxy card
               are available at www.patriottrans.com

                     Please sign, date and mail
                       your proxy card in the
                     envelope provided as soon
                           as possible.


	1.	The election of three directors to each serve for a term
of four years.

                          NOMINEES:
/ / FOR ALL NOMINEES      / / John D. Baker II
                          / / Luke E. Fichthorn III
/ / WITHHOLD AUTHORITY    / / H.W. Shad III
    FOR ALL NOMINEES

/ / FOR ALL EXCEPT
    (See instructions below)


INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here:
---------------------------------------------------------------------

 2. The ratification of the Audit Committee's selection of Hancock Askew & Co., LLP, as the Independent Registered Public Accounting Firm (auditors) for fiscal 2012.

        / / FOR            / / AGAINST          / / ABSTAIN

3.	The advisory approval of the compensation of the Company's named executive officers.

	/ / FOR            / / AGAINST          / / ABSTAIN

 4. To transact such other business as may properly come before the meeting or any adjournments thereof.


Shares represented by properly executed and returned proxies will be voted at the meeting in accordance with the undersigned's directions or, if no directions are indicated, will be voted in favor of the election of the nominees proposed in this proxy statement, for ratification of the Independent Registered Public Accounting Firm, for advisory approval of the compensation of the Company's named executive officers and, if any other matters properly come before the meeting, in accordance with the best judgment of the persons designated as proxies.

The undersigned hereby revokes any proxy heretofore given with respect to the shares owned by the undersigned, acknowledges receipt of the Notice and the Proxy Statement for the meeting accompanying this proxy, each dated December 14, 2011, and authorizes and confirms all that the appointed proxies or their substitutes, or any of them, may do by virtue hereof.

                        Dated: ------------------------------------


			-------------------------------------------
                        Signature


                        ------------------------------------------
                        Signature, if held jointly

               IMPORTANT: Please date this proxy and sign exactly as your name or names appear(s) hereon. If the stock is held jointly, signatures should include both names. Personal representatives, trustees, guardians and others signing in a representative capacity should give full title. If you attend the meeting, you may, if you wish, withdraw your proxy and vote in person.

         PLEASE RETURN PROMPTLY IN THE ACCOMPANYING ENVELOPE.

             Proxy Statement dated December 14, 2011